UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant   ☒                 Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

BlackRock, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Contact:

Investor Relations Samantha Tortora 212-810-5397 Samantha.Tortora@BlackRock.com	Media Relations Farrell Denby 212-810-8034 Farrell.Denby@BlackRock.com

BlackRock Nominates Hans E. Vestberg to Board of Directors

New York, March 24, 2021 – BlackRock, Inc. (NYSE: BLK) today announced that Hans E. Vestberg, Chairman and Chief Executive Officer of Verizon Communications Inc., has been nominated to join its Board of Directors. Mr. Vestberg will be included as a nominee in BlackRock’s 2021 Proxy Statement and, if elected by shareholders, will join the Board as an independent director after the Company’s Annual Meeting on May 26th.

“Hans’ leadership and international experience, as well as his deep knowledge of technology and sustainability, perfectly align with some of BlackRock’s most important priorities. He will bring valuable insights to our Board as we expand in key markets in Europe, use technology to continue transforming our business, and further embed sustainability into our investment processes and corporate practices,” said Laurence D. Fink, BlackRock Chairman and CEO.

Mathis Cabiallavetta, who has served the Board with distinction since 2007, will not stand for re-election at BlackRock’s Annual Meeting. “I want to thank Mathis for his passion and dedication to BlackRock and its shareholders over the last 13 years,” said Mr. Fink. “His expertise and advice at critical moments in BlackRock’s growth, particularly in Europe, have been invaluable to the Board and to me personally.”

BlackRock’s other 15 board members will all stand for re-election. Of the 16 candidates nominated for election, which include Mr. Vestberg, 14 are independent. The slate of director nominees includes five women, six non-U.S. or dual citizens, and three individuals who self-identify as racially or ethnically diverse.

Hans E. Vestberg

Mr. Vestberg has served as the CEO of Verizon since 2018 and as Chairman since March 2019. Prior to these roles, Mr. Vestberg served as Verizon’s Chief Technology Officer and President of Global Networks from 2017 to 2018. Before joining Verizon in 2017, Mr. Vestberg served for six years as president and CEO of Ericsson, a multinational networking and telecommunications equipment and services company headquartered in Sweden. Mr. Vestberg is a board member of the UN Foundation and the Whitaker Peace & Development Initiative. He also serves as Chairman of the World Economic Forum EDISON Alliance. Mr. Vestberg has lived and worked in China, Chile, Brazil and Mexico, in addition to the U.S. and Sweden.

About BlackRock

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate | Twitter: @blackrock | LinkedIn: www.linkedin.com/company/blackrock

ADDITIONAL INFORMATION AND WHERE TO FIND IT

BlackRock, Inc. (the “Company”), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”). The Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2021 Annual Meeting (the “2021 Proxy Statement”). Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2021 Proxy Statement and other materials to be filed with the SEC in connection with the 2021 Annual Meeting. This information can also be found in the Company’s definitive proxy statement for its 2020 Annual Meeting of Shareholders (the “2020 Proxy Statement”), filed with the SEC on April 9, 2020, or the Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021 (the “Form 10-K”). To the extent holdings of the Company’s securities have changed since the amounts printed in the 2020 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

SHAREHOLDERS ARE URGED TO READ THE 2021 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), 2020 PROXY STATEMENT, FORM 10-K AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain, free of charge, copies of the 2021 Proxy Statement (when filed), 2020 Proxy Statement, Form 10-K and any other documents filed or to be filed by the Company with the SEC in connection with the 2021 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.blackrock.com) or by writing to the Company’s Secretary at BlackRock, Inc., 40 East 52nd Street, New York, New York 10022.